Exhibit 99.1

Vivid Seats Announces Acquisition of Wavedash

Leading Online Ticket Marketplace Expands Global Reach into Japan

CHICAGO, IL – August 7, 2023 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today announced that it has entered into a definitive agreement to acquire WD Holdings Co., Ltd. (“WD Holdings” or “Wavedash”), an online ticket marketplace headquartered in Tokyo, Japan. Vivid Seats will acquire Wavedash for an enterprise value of approximately ¥8.7 billion, or approximately $61 million*, in cash. The transaction is expected to close in the third quarter of 2023, subject to regulatory requirements and other customary closing conditions.

“Wavedash presents a strategically exciting and financially accretive opportunity for Vivid Seats,” said Stan Chia, Vivid Seats CEO. “Wavedash is the market leader in the Japanese secondary ticketing market with a large and growing customer network supported by robust technology and compliance capabilities. We are excited to grow our TAM by expanding internationally with a market leading business.”

“Today’s announcement represents another example of how we utilize our strong balance sheet and cash flow profile to deliver accretive and TAM-expanding opportunities that will deliver long-term shareholder value,” added Lawrence Fey, Vivid Seats CFO. “With approximately $35 million of revenue in the fiscal year ended March 31, 2023, and accretive EBITDA margins, we are excited about the strategic and financial impact Wavedash will bring.”

Following completion of the deal, Wavedash will operate as a wholly owned subsidiary of Vivid Seats. Simmons & Simmons and Nishimura & Asahi are serving as legal counsel to Vivid Seats. BDA Partners is acting as financial advisor and TMI Associates is serving as legal counsel to the shareholders of WD Holdings.

*USD equivalent based on ¥8.7 billion enterprise value converted at a 142.3 JPY/USD exchange rate.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans can earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone and the Los Angeles Clippers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release relate to, without limitation: regulatory requirements related to the transaction; the satisfaction of closing conditions to the transaction; the timing of the transaction; the anticipated benefits of the transaction; and the operation of the companies following the transaction. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “likely,” “may,” “designed,” “would,” “future,” “can” and “could,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions, many of which are outside of Vivid Seats’ control. Important factors that could cause actual results or outcomes to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those detailed in Vivid Seats’ most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. Vivid Seats undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com